SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act

Date of Report: December 22, 2011
(Date of Earliest Event Reported)

Akorn, Inc.
(Exact Name of Registrant as Specified in its Charter)

Louisiana	001-32360	72-0717400
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1925 W. Field Court, Suite 300 Lake Forest, Illinois 60045
(Address of principal executive offices)

(847) 279-6100
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.

Akorn, Inc. (the “Company”) today announced that its wholly-owned subsidiary, Oak Pharmaceuticals, Inc. has acquired three off-patent, branded, hospital-based injectables from the U.S. subsidiary of H. Lundbeck A/S. According to the agreement, Akorn will make an upfront payment of $45 million and a subsequent milestone payment of $15 million in cash after 3 years.  The initial purchase price and the subsequent milestone payment are subject to a reduction if certain sales targets are not met in the first three years and the subsequent three years post closing. The acquired portfolio consists of Nembutal®, a Schedule II controlled drug, Diuril® and Cogentin®. In addition, Akorn has signed a transition services agreement with Lundbeck to ensure product availability.

The acquired products are expected to add approximately $30 million to $35 million in revenue in 2012 and EBITDA of $22 million to $25 million.  The Company intends to issue 2012 guidance in January.

Attached as Exhibit 99.1 and incorporated by reference into this Item 7.01 is a copy of the press release issued by the Company, dated December 22, 2011.  This information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended (the “Securities Act”), except as shall be expressly set forth by specific reference in such a filing.

CAUTIONARY NOTE CONCERNING FORWARD-LOOKING STATEMENTS

Certain statements in this Current Report on Form 8-K are forward looking statements and are intended to be “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act. These statements relate to future events or future financial performance, and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements.  Factors that could materially affect our actual results, levels of activity, performance or achievements include, but are not limited to, the following items: (i) Our ability to generate cash from operations sufficient to meet our working capital requirements; (ii) Our ability to sustain positive relationships with our major customers; (iii) The effects of federal, state and other governmental regulation on our business; (iv) Our success in developing, manufacturing, acquiring and marketing new products; (v) The success of our strategic partnerships for the development and marketing of new products; (vi) Our ability to comply with all of the requirements of the U.S. Food and Drug Administration (“FDA”), including current Good Manufacturing Practices regulations; (vii) Our ability to bring new products to market and the effects of sales of such products on our financial results; (viii) The effects of competition from generic pharmaceuticals and from other pharmaceutical companies; (ix) Our ability to effectively integrate acquired businesses; (x) Our ability to raise funds to pay interest on our outstanding convertible senior notes or repurchase the Notes upon a fundamental change; (xi) Our ability to obtain additional funding or financing to operate and grow our business; (xii) Availability of raw materials needed to produce our products; and (xiii) Other factors referred to in our most recent Form 10-Q, our Form 10-K and our other Securities and Exchange Commission (“SEC”) filings.  The Company's reports to the SEC contain detailed information relating to such factors, including, without limitation, the information under the caption Risk Factors in the Company’s most recent Annual Report on Form 10-K, which information is updated by the Company’s Quarterly Reports on Form 10-Q. The Company does not undertake any obligation or plan to update these forward-looking statements, even though its situation may change.  These cautionary statements should be considered in connection with any subsequent written or oral forward-looking statements that may be made by the Company or by persons acting on its behalf and in conjunction with the Company’s periodic SEC filings.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

See the Exhibit Index, which is hereby incorporated by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Akorn, Inc.

		By:	/s/ Timothy A. Dick
Timothy A. Dick
Chief Financial Officer

Date:	December 22, 2011

Exhibit Index

Exhibit No.	Description

99.1	Press Release, dated December 22, 2011 relating to the acquisition of assets from Lundbeck, Inc.